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                                                                    Exhibit 10.3

            STOCK OPTION AGREEMENT dated as of August 26, 1997 between BED BATH & BEYOND INC., a New York corporation, and Warren Eisenberg (the "Optionee").

                              PRELIMINARY STATEMENT

            Pursuant to the Bed Bath & Beyond Inc. 1992 Stock Option Plan (the "1992 Plan") and the Bed Bath & Beyond Inc. 1996 Stock Option Plan (the "1996 Plan") (the 1992 Plan and the 1996 Plan hereinafter the "Plans"), the Stock Option Committee for Senior Executives that administers the Plans (the "Committee") has authorized the granting to Optionee of an option (the "Option") to purchase 500,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), subject to the Plans and the terms and conditions set forth herein. The Option consists of a grant of 300,000 shares of Common Stock pursuant to the 1992 Plan and a grant of 200,000 shares of Common Stock pursuant to the 1996 Plan. The parties hereto desire to enter into this Agreement in order to set forth the terms of such Option.

            Accordingly, the parties hereto agree as follows:

            1. Grant of Option. Subject to the Plans and the terms and conditions of this Agreement, the Company hereby grants to Optionee the Option to purchase from the Company up to 500,000 shares of Common Stock at a price of $31.25 per share. The Option shall not be immediately exercisable but shall become exercisable in installments, which shall be cumulative, as indicated below (which installments may be accelerated as indicated below):

Date on which Installment                             Number of Shares
First Vests and Becomes Exercisable                   In Installments
-----------------------------------                   ---------------

      August 26, 1998 (1992 Plan)                     20% of the number of shares
                                                      originally subject to the Option

      August 26, 1999 (1992 Plan)                     20% of the number of shares
                                                      originally subject to the Option

      August 26, 2000 (1992 Plan)                     20% of the number of shares
                                                      originally subject to the Option

      August 26, 2001 (1996 Plan)                     20% of the number of shares
                                                      originally subject to the Option

      August 26, 2002 (1996 Plan)                     20% of the number of shares
                                                      originally subject to the Option

The dates on which installments vest and become exercisable shall be accelerated upon the death of the Optionee, or the termination of the Optionee's employment with the Company pursuant to section 7(a) (i.e., death), 7(b) (i.e., disability) or 7(d) (i.e., Constructive Termination Without Cause),

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or following a Change in Control, as defined in section 8(a), of the Optionee's employment agreement with the Company dated as of June 30, 1997, and upon the occurrence of any of such events, the total number of shares originally subject to the Option shall vest and become immediately exercisable. In the event of any acceleration pursuant to the immediately preceding sentence, the unexercised portion of the Option shall continue to be exercisable for 12 months thereafter as provided in paragraph 4 of this Agreement, but in no event later than the tenth anniversary of the date hereof.

            2. Plans Governing Terms of Option. Except as otherwise specifically herein provided, the Option is subject in all respects to the terms and conditions of the Plans, copies of which are attached hereto as Exhibits A and B.

            3. Type of Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            4. Termination. The Option shall terminate on the tenth anniversary of the date hereof, unless the Optionee's employment with the Company terminates before that date, in which event the Option shall terminate upon termination of the Optionee's employment with the Company, if the termination is for Cause pursuant to section 7(c) of the Optionee's employment agreement or is on the Optionee's own initiative pursuant to section 7(e) of the Optionee's employment agreement, but the unexercised portion of the Option shall continue to be exercisable for 12 months after such termination of employment (but in no event later than the tenth anniversary of the date hereof), if such termination of employment is for any other cause. The Optionee's election pursuant to section 3 of the Optionee's employment agreement to commence the Senior Status Period and provide the limited consulting services contemplated therein shall not be deemed a termination of the Optionee's employment for the purposes of this Agreement.

            5. Exercise. The Option may be exercised by delivering to the Company a written notice (signed by the Optionee) stating the number of shares with respect to which the Option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or by certified check, bank draft, or money order payable to the order of the Company or, if permitted by the Committee, through delivery of shares of Common Stock (such shares to be valued as provided in the Plans). As provided in the Plans, the Committee may require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to delivering to the Optionee any shares purchased upon exercise of the Option. The Option may not be exercised with respect to a fractional share.

            6. Restriction on Transfer. The Option may not be assigned or transferred except by will or the laws of descent and distribution and except by a written assignment (signed by the Optionee and delivered to the Company), provided such assignment assigns all or a portion of the Option to the Optionee's spouse, descendants or trusts for the sole benefit of the Optionee's spouse or descendants. The Option may be exercised only by the Optionee, the Optionee's assignee pursuant to an assignment permitted hereunder, or by the executor or personal representative of the Optionee or of such assignee.

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            7. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

                             Bed Bath & Beyond Inc.
                     C/O Petitti, Eisenberg & Gamache, P.C.
                            Attention: Todd Eisenberg
                               488 Pleasant Street
                              New Bedford, MA 02740

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BED BATH & BEYOND INC.

By:   /s/ LEONARD FEINSTEIN
      ----------------------------------
      Leonard Feinstein, President and
      Co-Chief Executive Officer

      /s/ WARREN EISENBERG
      ----------------------------------
      Warren Eisenberg

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